Exhibit 99.1

Nexity Financial Announces 39.5% Growth in Net Income and Outstanding First Quarter Performance; Assets Grow to $803.9 Million and Diluted Earnings Per Share is $0.14

Birmingham, AL, April 27, 2006 (Business Wire) — Nexity Financial Corporation (NASDAQ: NXTY)

First Quarter 2006 Highlights:

■ Record earnings before taxes of $2.10 million, up 40.4% from last year
■ Diluted earnings per share of $0.14, up 13.4% from last year
■ Total assets of $803.9 million, up 27.6% from last year’s $630.0 million
■ Total loans of $527.9 million, up 35.0% from last year’s $391.1 million
■ Total deposits of $608.8 million, up 28.3% from last year’s $474.4 million
■ Strong credit quality with annualized net charge-offs of 0.03% and nonperforming loans of 0.50% of total loans

Nexity Financial Corporation (NASDAQ: NXTY) today reported first quarter net income of $1.31 million, or $0.14 per diluted share. Net income was up 39.5% from the same period in 2005. The improved earnings were primarily related to rapid growth in net interest income and improved noninterest income. Net interest income was up 39.5% from the same period in 2005 due to a 27.3% increase in average interest-earning assets and strong improvement in the net interest margin from 2.99% in 2005 to 3.28% in 2006.

“The outstanding growth in net interest income continues to fuel our core earnings ability. Despite the difficult challenges presented by a flat yield curve, we have maintained and in fact improved our net interest margin,” said Greg Lee, Chairman and CEO of Nexity Financial Corporation. “We also continued to see growth in noninterest income and our efficiency ratio improved nicely from the fourth quarter of 2005. We are committed to continuing to invest in systems and people to provide superior correspondent banking services to community banks.”

On March 3, 2006, Nexity announced a stock repurchase program to acquire up to 400,000 shares, or approximately 4.6% of the total common shares currently outstanding. During the period from March 3, 2006 to April 27, 2006, Nexity had repurchased 225,500 shares or approximately 2.6% of total common shares outstanding at that time. Mr. Lee stated that, “we plan to continue to be an aggressive acquirer of our stock at recent price levels.”

Return on average assets and return on average equity were 0.68% and 8.28%, respectively, for the first quarter of 2006 compared with 0.63% and 7.31% during the fourth quarter in 2005 and 0.62% and 10.57% for the same period in 2005. Return on equity is lower than the same period last year due to the additional equity raised at the end of the third quarter 2005.

Total assets grew to $803.9 million at March 31, 2006, up $173.9 million or 27.6% from the $630.0 million reported at March 31, 2005. Total loans were $527.9 million at March 31, 2006, up $136.8 million or 35.0% from the $391.1 million reported at March 31, 2005. Total deposits were $608.8 million at March 31, 2006, up $134.4 million or 28.3% from the $474.4 million reported at March 31, 2005.

Net interest income, the major component of Nexity’s income statement was $6.2 million for the first quarter of 2006 versus $4.4 million for the same period in 2005, an increase of 39.5%. This increase was due to strong balance sheet growth and an improved net interest margin. Average interest-earning assets were up 27.3% and the net interest margin improved from 2.99% in 2005 to 3.28% in 2006. Our target level for the net interest margin is 3.00% and we anticipate that it will approach this level over the next 9 to 15 months due to the rising cost of interest bearing liabilities.

Average earning assets were higher because of strong growth in loans and deposits. Average loans were up $143.7 million or 37.7%. The net interest margin benefited from the increasing interest rate environment, an improved mix of earning assets, and an increase in noninterest bearing funds related to the increase in stockholders’ equity. Average loans as a percentage of average earning assets improved from 63.6% during the first quarter of 2005 to 68.8% for the same period in 2006.

The provision for loan losses during the first quarter of 2006 was up $385,000 or 452.9% versus the same period in 2005. The provision for loan losses was higher primarily because of an increase in loan volume since net charge-offs were lower in 2006. Net charge-offs continue to be at a very favorable level at $34,622 or 0.03% of average loans for the first quarter of 2006 on an annualized basis versus $61,369 or 0.07% for the same period in 2005.

Noninterest income for the first quarter of 2006 was $388,532, up $44,827 or 13.0% from the $343,705 reported for the same period in 2005. Noninterest income was up primarily because of growth in our clearing and cash management business with correspondent banks and an increase in income from the brokerage and investment services division. Income from our clearing and cash management business with correspondent banks was up $22,777 or 178.8% during the first quarter of 2006 compared with the same period last year. Income from the brokerage and investment services division was up $13,457 or 7.3% during the first quarter of 2006 compared with the same period last year.

Noninterest expense for the first quarter of 2006 was $4.0 million which was down slightly from the fourth quarter of 2005 and up $800,034 or 25.1% from the $3.2 million reported for the same period in 2005. Noninterest expense was higher than last year primarily due to increases related to the continued expansion of our correspondent banking markets and services, higher internet advertising costs, and costs related to technology investments made during the second half of 2005. We invested approximately $895,000 in new hardware and software during the third and fourth quarters of 2005 that have improved our processing capacity and speed, as well as upgraded redundant backup systems for disaster preparedness.

The efficiency ratio was 60.75% for the first quarter of 2006 which was improved from the 62.43% reported for the fourth quarter of 2005 and the 66.79% reported for the same period in 2005. The efficiency ratio continues to improve due to strong net interest income and growth in noninterest income.

Credit quality continues to be strong as annualized net charge-offs were 0.03% of average loans during the first quarter of 2006 compared with 0.07% for the same period in 2005 and 0.07% during the fourth quarter of 2005. Nonperforming loans were $2.7 million or 0.50% of total loans at March 31, 2006 compared with $139,355 or 0.04% of total loans at March 31, 2005. Nonperforming assets were $4.2 million or 0.52% of total assets at March 31, 2006 compared with $1.8 million or 0.29% of total assets at March 31, 2005. The allowance for loan losses was 1.31% of total loans at March 31, 2006 and 1.26% of total loans at March 31, 2005.

Nexity’s total risk-based capital, tier 1 risk-based capital, and leverage ratios at March 31, 2006 were 12.44%, 11.43%, and 10.01%, respectively, compared with 10.68%, 9.68%, and 7.78%, respectively, at March 31, 2005.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Friday, April 28 at 10:00 AM Eastern Daylight Time (EDT) to discuss the first quarter 2006 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:	Live via the Internet and Windows Media Player
http://www.nexitybank.com/ then to the Investor Relations section, to conference in via the web
Then click on "First Quarter 2006 Earnings Release Conference Call.” The Webcast access will be “listen only”.
Webcast URL:	http://www.vcall.com/IC/CEPage.asp?ID=103088

Live via telephone to conference in via telephone

1-877-407-8033 (U.S. and Canada)
(201) 689-8033 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is an $804 million commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect”, “anticipate”, “intend”, “consider”, “plan”, “believe”, “seek”, ”should”, “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Nexity Financial Corporation Financial Summary (Unaudited)

	Three Months Ended
	March 31,		Percent
Income Statement Data	2006	2005	Change

Interest income	$13,055,677	$8,201,298	59.2%
Interest expense	6,890,693	3,781,661	82.2
Net interest income	6,164,984	4,419,637	39.5
Provision for loan losses	470,000	85,000	452.9
Net interest income after provision for loan losses	5,694,984	4,334,637	31.4
Net gains on sales of securities	0	0	0.0
Noninterest income	388,532	343,705	13.0
Noninterest expense	3,981,564	3,181,530	25.1

Income before income taxes	2,101,952	1,496,812	40.4
Applicable income tax expense	795,000	560,000	42.0

Net income	$1,306,952	$936,812	39.5%

Net income per share — basic	$0.15	$0.13	11.2
Net income per share — diluted	$0.14	$0.12	13.4
Cash dividends paid per share	$0.00	$0.00
Weighted average shares outstanding - basic	8,714,408	6,946,397	25.5
Weighted average shares outstanding - diluted	9,286,534	7,551,720	23.0

Performance Ratios
(Annualized *)

Return on average assets *	0.68%	0.62%	9.8%
Return on average stockholders' equity *	8.28	10.57	(21.7)
Net yield on average interest-earning assets (tax equivalent) *	3.28	2.99	9.7
Efficiency ratio	60.75	66.79	(9.0)

Selected Average Balances
(In thousands)

Total assets	$774,358	$609,593	27.0%
Interest-earning assets	762,614	599,198	27.3
Loans-net of unearned income	524,524	380,829	37.7
Investment securities	212,855	201,974	5.4
Deposits	583,177	454,580	28.3
Noninterest-bearing deposits	3,792	4,078	(7.0)
Interest-bearing deposits	579,385	450,502	28.6
Interest-bearing liabilities	699,012	565,495	23.6
Stockholders' equity	64,024	35,933	78.2

Nexity Financial Corporation Financial Summary (Unaudited)

Selected Financial Data at Period-End
(In thousands)	March 31,		Percent
	2006	2005	Change

Total assets	$803,867	$629,967	27.6%
Interest-earning assets	788,048	616,101	27.9
Loans-net of unearned income	527,861	391,059	35.0
Allowance for loan losses	6,902	4,935	39.9
Investment securities	217,362	204,450	6.3
Deposits	608,789	474,387	28.3
Stockholders' equity	63,269	34,271	84.6

Average loans to average deposits	89.94%	83.78%	7.4%
Total loans to interest-earning assets	66.98	63.51	5.5
Average stockholders' equity to average assets	8.27	5.83	41.9
Tier 1 capital to average assets (Leverage ratio)	10.01	7.78	28.6
Risk-based capital ratios:
Tier 1 capital	11.43	9.68	18.1
Total capital	12.44	10.68	16.4
Book value per common share	$7.26	$4.93	47.3
Tangible book value per common share	$7.15	$4.80	49.1
Total common shares outstanding	8,716,425	6,952,191	25.4

Credit Quality Data

Nonperforming assets	$4,150,356	$1,846,894	124.7%
Nonperforming loans	2,650,356	139,355	1801.9
Net charge-offs	34,622	61,369	(43.6)
Nonperforming assets to total assets	0.52%	0.29%	76.1
Annualized net charge-offs to average total loans (YTD)	0.03	0.07	(62.3)
Allowance for loan losses to total loans	1.31	1.26	3.8
Allowance for loan losses to nonperforming loans	260.42	3,541.64	(92.6)

Nexity Financial Corporation Financial Summary (Unaudited)

Consolidated Balance Sheets (In thousands)	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

ASSETS
Cash and due from banks	$3,501	$2,222	$3,019	$2,480	$3,616
Interest-bearing deposits in other banks	2,271	2,593	3,330	11,261	7,145
Federal funds sold	40,554	43,509	38,447	5,304	13,447
Investment securities available-for-sale, at fair value	217,362	209,018	202,154	203,211	204,450

Loans, net of unearned income	527,861	515,573	478,222	446,496	391,059
Allowance for loan losses	(6,902)	(6,467)	(5,980)	(5,563)	(4,935)
Net loans	520,959	509,106	472,242	440,933	386,124

Premises and equipment, net	1,146	1,207	1,120	739	824
Deferred tax asset	4,589	3,775	2,306	2,241	2,751
Intangible assets	911	911	911	911	911
Other assets	12,574	12,338	11,202	11,318	10,699
Total assets	$803,867	$784,679	$734,731	$678,398	$629,967

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$4,503	$4,301	$3,433	$2,776	$3,909
NOW and money market accounts	233,081	249,906	240,999	230,834	216,752
Time deposits $100,000 and over	120,676	111,814	94,237	80,154	68,826
Other time and savings deposits	250,529	230,649	209,190	198,325	184,900
Total deposits	608,789	596,670	547,859	512,089	474,387

Federal funds purchased and securities sold under agreements to repurchase	1,903	560	555	6,119	4,640
Long-term borrowings	110,000	105,000	105,000	103,000	100,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Accrued expenses and other liabilities	7,534	6,805	5,461	6,586	4,297
Total liabilities	740,598	721,407	671,247	640,166	595,696

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	87	70	70
Surplus	62,021	61,905	62,379	36,413	36,411
Retained earnings (deficit)	4,651	3,344	2,168	1,088	(260)
Accumulated other comprehensive (loss) income	(3,394)	(2,064)	(1,150)	661	(1,950)
Less: Treasury stock	(96)	0	0	0	0
Total stockholders' equity	63,269	63,272	63,484	38,232	34,271
Total liabilities and stockholders' equity	$803,867	$784,679	$734,731	$678,398	$629,967

Nexity Financial Corporation Financial Summary (Unaudited)

Income Statement Data	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

Interest income	$13,055,677	$12,362,413	$10,935,126	$9,639,799	$8,201,298
Interest expense	6,890,693	6,268,728	5,479,716	4,733,971	3,781,661

Net interest income	6,164,984	6,093,685	5,455,410	4,905,828	4,419,637
Provision for loan losses	470,000	580,000	545,000	660,000	85,000

Net interest income after provision for loan losses	5,694,984	5,513,685	4,910,410	4,245,828	4,334,637
Net gains on sales of securities	0	0	0	468,351	0
Noninterest income	388,532	381,175	359,556	352,007	343,705
Noninterest expense	3,981,564	4,042,129	3,540,259	3,359,045	3,181,530

Income before income taxes	2,101,952	1,852,731	1,729,707	1,707,141	1,496,812
Applicable income tax expense	795,000	677,024	649,234	358,822	560,000

Net income	$1,306,952	$1,175,707	$1,080,473	$1,348,319	$936,812

Net income per share — basic	$0.15	$0.13	$0.15	$0.19	$0.13
Net income per share — diluted	$0.14	$0.13	$0.14	$0.18	$0.12
Cash dividends paid per share	$0.00	$0.00	$0.00	$0.00	$0.00
Weighted average shares outstanding — basic	8,714,408	8,709,626	7,037,434	6,952,284	6,946,397
Weighted average shares outstanding — diluted	9,286,534	9,300,260	7,650,291	7,554,331	7,551,720

Performance Ratios
(Annualized *)

Return on average assets *	0.68%	0.63%	0.61%	0.82%	0.62%
Return on average stockholders' equity *	8.28	7.31	10.69	15.49	10.57
Net yield on average interest-earning assets (tax equivalent) *	3.28	3.30	3.15	3.03	2.99
Efficiency ratio	60.75	62.43	60.88	63.89	66.79

Nexity Financial Corporation Financial Summary (Unaudited)

Summary of Capitaland Capital Ratios	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05

Regulatory Capital (In thousands)
Tier 1 Capital	$77,753	$76,425	$75,723	$48,660	$47,310
Tier 2 Capital	6,902	6,467	5,980	5,563	4,935
Total risk-based capital	84,655	82,892	81,703	54,223	52,245
Total risk-weighted assets	680,314	649,436	595,253	527,184	488,980

Capital Ratios
Total risk-based capital	12.44%	12.76%	13.73%	10.29%	10.68%
Tier 1 risk-based capital	11.43	11.77	12.72	9.23	9.68
Leverage ratio	10.01	10.24	10.81	7.36	7.78

Book value per common share	$7.26	$7.26	$7.29	$5.50	$4.93
Tangible book value per common share	$7.15	$7.16	$7.18	$5.37	$4.80
Total common shares outstanding	8,716,425	8,711,175	8,709,091	6,952,358	6,952,191

Credit Quality Data

Nonperforming assets	$4,150,356	$4,151,025	$1,726,660	$1,692,539	$1,846,894
Nonperforming loans	2,650,356	2,651,025	64,570	23,206	139,355
Net charge-offs	34,622	92,934	128,644	32,158	61,369

Nonperforming loans to total loans	0.50%	0.51%	0.01%	0.01%	0.04%
Nonperforming assets to total assets	0.52	0.53	0.24	0.25	0.29
Annualized net charge-offs to average total loans (YTD)	0.03	0.07	0.11	0.03	0.07
Allowance for loan losses to total loans	1.31	1.25	1.25	1.25	1.26
Allowance for loan losses to nonperforming loans	260.42	243.93	9,261.27	23,972.25	3,541.32

Nexity Financial Corporation Financial Summary (Unaudited)

Comparative Average Balance Sheets
— Yields and Costs	Three Months Ended
	3/31/06			12/31/05			9/30/05
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Interest-earning assets:
Loans (1)	$524,524,074	$10,283,980	7.95%	$503,939,978	$9,727,025	7.83%	$470,106,189	$8,460,765	7.14%
Investment securities, taxable (2)	212,855,033	2,475,540	4.65	202,489,492	2,329,066	4.60	203,222,301	2,325,952	4.58
Interest-bearing balances due from banks	2,534,098	38,023	6.09	3,024,472	47,817	6.41	3,176,961	34,811	4.35
Trading securities	200,944	2,089	4.22	0	0	0.00	0	0	0.00
Federal funds sold and securities purchased under agreements to resell	22,499,440	256,045	4.62	24,109,466	258,505	4.35	12,351,544	113,598	3.65
Total interest-earning assets	762,613,589	13,055,677	6.94%	733,563,408	12,362,413	6.83%	688,856,995	10,935,126	6.31%
Noninterest-earning assets:

Cash and due from banks	3,858,425			4,056,607			2,929,460
Premises and equipment	1,184,559			1,127,966			1,118,125
Other, less allowance for loan losses	6,701,360			6,941,755			9,531,931
Total noninterest-earning assets	11,744,344			12,126,328			13,579,516
TOTAL ASSETS	$774,357,933			$745,689,736			$702,436,511
Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$4,293,168	12,866	1.22%	$4,563,776	12,811	1.14%	$3,800,191	8,253	0.86%
Savings	365,865	1,108	1.23	401,216	1,250	1.26	459,942	1,433	1.24
Money market	225,043,672	2,118,464	3.82	236,604,659	2,134,191	3.66	238,046,932	1,909,614	3.18
Time deposits	349,682,553	3,549,494	4.12	310,536,210	2,960,234	3.87	287,271,827	2,433,214	3.36
Total interest-bearing deposits	579,385,258	5,681,932	3.98	552,105,861	5,108,486	3.75	529,578,892	4,352,514	3.26
Federal funds purchased and securities sold under agreements to repurchase	1,810,345	20,182	4.52	1,986,809	19,816	4.04	4,202,609	35,706	3.37
Long-term debt	105,444,444	959,490	3.64	105,000,000	920,577	3.51	104,663,043	888,578	3.40
Subordinated debentures	12,372,000	229,089	7.51	12,372,000	219,849	7.21	12,372,000	202,918	6.51
Total interest-bearing liabilities	699,012,047	6,890,693	4.00%	671,464,670	6,268,728	3.79%	650,816,544	5,479,716	3.34%
Noninterest-bearing liabilities:
Demand deposits	3,791,347			4,360,172			4,347,057
Other liabilities	7,530,697			6,017,108			7,192,277
Total noninterest-bearing liabilities	11,322,044			10,377,280			11,539,334
Stockholders' equity	64,023,842			63,847,786			40,080,633
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$774,357,933			$745,689,736			$702,436,511
Net interest income		$6,164,984			$6,093,685			$5,455,410

Interest income/earning assets			6.94%			6.83%			6.31%
Interest expense/earning assets			3.66			3.47			3.16
Net interest income/earning assets			3.28%			3.37%			3.15%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.

Nexity Financial Corporation Financial Summary (Unaudited)

Comparative Average Balance Sheets
— Yields and Costs	Three Months Ended
	6/30/05			3/31/05
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Interest-earning assets:
Loans (1)	$420,039,884	$7,133,086	6.81%	$380,829,052	$5,822,647	6.20%
Investment securities, taxable (2)	202,789,003	2,295,994	4.53	201,973,811	2,273,669	4.50
Interest-bearing balances due from banks	3,590,413	39,296	4.39	5,152,170	36,182	2.85
Trading securities	0	0	0.00	2,221	0	0.00
Federal funds sold and securities purchased under agreements to resell	22,829,096	171,423	3.01	11,240,593	68,800	2.48
Total interest-earning assets	649,248,396	9,639,799	5.96%	599,197,847	8,201,298	5.55%
Noninterest-earning assets:

Cash and due from banks	3,039,466			2,607,749
Premises and equipment	795,092			833,359
Other, less allowance for loan losses	6,135,776			6,954,470
Total noninterest-earning assets	9,970,334			10,395,578
TOTAL ASSETS	$659,218,730			$609,593,425
Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$4,258,555	9,326	0.88%	$4,071,394	8,623	0.86%
Savings	533,295	1,645	1.24	554,319	1,680	1.23
Money market	219,415,269	1,545,747	2.83	215,848,362	1,279,592	2.40
Time deposits	276,861,499	2,177,082	3.15	230,028,451	1,540,617	2.72
Total interest-bearing deposits	501,068,618	3,733,800	2.99	450,502,526	2,830,512	2.55
Federal funds purchased and securities sold under agreements to repurchase	3,491,289	25,505	2.93	6,286,900	38,076	2.46
Long-term debt	98,274,725	789,126	3.21	96,333,333	744,916	3.09
Subordinated debentures	12,372,000	185,540	6.02	12,372,000	168,157	5.51
Total interest-bearing liabilities	615,206,632	4,733,971	3.09%	565,494,759	3,781,661	2.71%
Noninterest-bearing liabilities:
Demand deposits	4,159,808			4,077,532
Other liabilities	4,937,662			4,088,010
Total noninterest-bearing liabilities	9,097,470			8,165,542
Stockholders' equity	34,914,628			35,933,124

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$659,218,730			$609,593,425
Net interest income		$4,905,828			$4,419,637
Interest income/earning assets			5.96%			5.55%
Interest expense/earning assets			2.93			2.56
Net interest income/earning assets			3.03%			2.99%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.